Exhibit 10.1

TERMINATION OF THE
BUSINESS COMBINATION AGREEMENT

THIS TERMINATION OF THE BUSINESS COMBINATION AGREEMENT (this “Termination Agreement”) is entered into as of 27 November, 2023 (the “Termination Date”), by and among Beard Energy Transition Acquisition Corp., a Delaware corporation (“Acquiror”), Suntuity Inc., a Delaware corporation and wholly owned Subsidiary of Acquiror (“New PubCo”), Beard Merger Sub I Corp., a Delaware corporation and wholly owned Subsidiary of New PubCo (“Merger Sub I”), Beard Merger Sub II LLC, a Delaware limited liability company and wholly owned Subsidiary of New PubCo (“Merger Sub II”), Suntuity Renewables, LLC, a New Jersey limited liability company (the “Company”), and solely for the purpose of Section 7.17 and Article X thereof, each of Beard Energy Transition Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”) and Gregory A. Beard, an individual residing in New York (“Beard” and together with Acquiror, New PubCo, Company, Merger Sub I, Merger Sub II and Sponsor, the “Parties”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into that certain Business Combination Agreement, dated as of May 18, 2023 (the “Agreement”); and

WHEREAS, Acquiror and the Company desire to terminate the Agreement in accordance with Section 9.01(a) thereof as more fully set forth herein.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

TERMINATION

1.	Termination. Pursuant to Section 9.01(a) of the Agreement, Acquiror and the Company hereby agree by mutual consent to terminate the Agreement effective as of the date hereof.

2.	No Reliance. Each Party acknowledges and agrees that in entering into this Termination Agreement, except as expressly set forth herein, it is not relying on any representations or warranties made by any Person (including any officers, directors, attorneys, representatives, employees, agents, and insurers of any Party) regarding this Termination Agreement or the implications hereof.

3.	Further Cooperation to Effectuate This Termination Agreement. Each Party covenants and agrees that, without expanding their substantive obligations hereunder, it shall do all acts and execute and obtain all documents, to the full extent necessary or appropriate, to implement and enforce this Termination Agreement according to its terms.

4.	Entity Level Power/Authorization. Each Party hereby represents and warrants that:

a.	it has the entity level power and authority and the legal right to make, deliver and perform under this Termination Agreement, and has taken all necessary entity level actions to authorize execution, delivery and performance under this Termination Agreement;

b.	this Termination Agreement has been duly executed and delivered on its behalf; and

c.	this Termination Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or affecting the rights and remedies of creditors generally and the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

5.	Release of Claims.

a.	Release and Discharge by the Company. In consideration of the terms and conditions set forth in this Termination Agreement, the Company, on behalf of itself and its Subsidiaries and Affiliates, hereby fully, finally and completely releases and discharges Acquiror, New PubCo, Merger Sub I, Merger Sub II, Sponsor and Beard and each of their Subsidiaries and Affiliates (collectively, the “Beard Parties”), of and from any and all claims, rights, causes of action, liens, debts, liabilities, demands, agreements, damages or injuries of any nature or sort (whether known or unknown, liquidated or unliquidated, contingent or fixed, past, present, or future) that are based on, arise out of, incidental to, in connection with, or related in any way to, the Agreement, the other Transaction Documents or the Transactions, including the events leading to the termination of the Agreement (the “Released Claims”), from the beginning of time through the date hereof, except for any claims arising as a result of breach of this Termination Agreement or any provisions of the Agreement or the other Transaction Documents which expressly survive this Termination Agreement. For purposes of this Termination Agreement, “Affiliates” means a Party’s current and future parent companies, subsidiaries and other affiliated entities, and the officers, directors, shareholders, managers, members, partners, principals, employees, consultants, representatives and agents of such Party, and of such Party’s parent company, subsidiaries and other affiliated entities, and the successors and assigns of each of them.

b.	Release and Discharge by the Beard Parties. Subject to Section 7 of this Termination Agreement, in consideration of the terms and conditions set forth in this Termination Agreement, the Beard Parties, hereby fully, finally and completely release and discharge each of the Company, its Subsidiaries and Affiliates, of and from any and all Released Claims, from the beginning of time through the date hereof, except for any claims arising as a result of breach of this Termination Agreement or any provisions of the Agreement or the other Transaction Documents which expressly survive this Termination Agreement.

6.	Governing Law; Waiver of Jury Trial. Section 10.08 and Section 10.09 of the Agreement are hereby incorporated by reference into this Termination Agreement, mutatis mutandis.

7.	Expenses. The Parties hereby acknowledge and agree that Section 9.03 of the Agreement shall survive after the execution of this Termination Agreement and all expenses incurred by the Parties in connection with the Agreement and the Transactions shall be paid by the Company. The Parties shall use their best commercial efforts to minimize such expenses, including, without limitation, attempting in good faith to negotiate reductions in legal and other fees otherwise payable by the Company and structuring payment plans that take into account the available cash flows of the Company. The Parties further agree that the Acquiror may assign its rights under this Section 7 and Section 9.03 of the Agreement to any Affiliate of the Acquiror without the consent of any other Party.

8.	New PubCo. Promptly following the execution of this Termination Agreement, Acquiror agrees to assign all of its interests in New PubCo to the Company and request that the New York Stock Exchange transfer its reservation of the ticker symbol “STY” to the Company.

9.	Headings. The headings contained in this Termination Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Termination Agreement.

10.	Counterparts. This Termination Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by each Party in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Party has caused this Termination Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BEARD ENERGY TRANSITION ACQUISITION CORP.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

BEARD ENERGY TRANSITION ACQUISITION SPONSOR LLC

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

Gregory A. Beard

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard

SUNTUITY INC.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

BEARD MERGER SUB I CORP.

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

BEARD MERGER SUB II LLC

By:	/s/ Gregory A. Beard
Name:	Gregory A. Beard
Title:	Chief Executive Officer

SUNTUITY RENEWABLES, LLC

By:	/s/ Shadaan Javan
Name:	Shadaan Javan
Title:	Chief Executive Officer

Signature Page to
Termination of the
Business Combination Agreement

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